                                                                  EXHIBIT 4.2(a)

                                                                  EXECUTION COPY

================================================================================

                                EKCO GROUP, INC.,

                                     Issuer,

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                       FLEET NATIONAL BANK OF CONNECTICUT,

                                     Trustee

                               -------------------


                                    INDENTURE

                           Dated as of March 25, 1996

                               -------------------



                                  $125,000,000
                          9 1/4% Senior Notes due 2006

================================================================================

                                TABLE OF CONTENTS

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
                                    ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE...............................    1

SECTION 1.1       Definitions............................................    1
SECTION 1.2       Incorporation by Reference of TIA......................   27
SECTION 1.3       Rules of Construction..................................   27

                                   ARTICLE II

THE SECURITIES...........................................................   28

SECTION 2.1       Form and Dating........................................   28
SECTION 2.2       Execution and Authentication...........................   28
SECTION 2.3       Registrar and Paying Agent.............................   30
SECTION 2.4       Paying Agent to Hold Assets in Trust...................   30
SECTION 2.5       Securityholder Lists...................................   31
SECTION 2.6       Transfer and Exchange..................................   31
SECTION 2.7       Replacement Securities.................................   34
SECTION 2.8       Outstanding Securities.................................   40
SECTION 2.9       Treasury Securities....................................   40
SECTION 2.10      Temporary Securities...................................   41
SECTION 2.11      Cancellation...........................................   41
SECTION 2.12      Defaulted Interest.....................................   41

                                   ARTICLE III

REDEMPTION...............................................................   43

SECTION 3.1       Right of Redemption....................................   43
SECTION 3.2       Notices to Trustee.....................................   44
SECTION 3.3       Selection of Securities to Be Redeemed.................   44
SECTION 3.4       Notice of Redemption...................................   45
SECTION 3.5       Effect of Notice of Redemption.........................   46
SECTION 3.6       Deposit of Redemption Price............................   47
SECTION 3.7       Securities Redeemed in Part............................   47
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
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                                   ARTICLE IV

COVENANTS.................................................................  48

SECTION 4.1       Payment of Securities...................................  48
SECTION 4.2       Maintenance of Office or Agency.........................  48
SECTION 4.3       Limitation on Restricted Payments.  ....................  49
SECTION 4.4       Corporate Existence.....................................  51
SECTION 4.5       Payment of Taxes and Other Claims.......................  51
SECTION 4.6       Maintenance of Properties and Insurance.................  52
SECTION 4.7       Compliance Certificate; Notice of Default...............  52
SECTION 4.8       Reports and Other Information...........................  53
SECTION 4.9       Limitation on Status as Investment
                  Company.................................................  54
SECTION 4.10      Limitation on Transactions with Affiliates..............  54
SECTION 4.11      Limitation on Incurrence of Additional
                  Indebtedness and Disqualified Capital
                  Stock...................................................  55
SECTION 4.12      Limitations on Dividends and Other
                  Payment Restrictions Affecting Subsidiaries.............  58
SECTION 4.13      Limitation on Liens.....................................  59
SECTION 4.14      Limitation on Asset Sales...............................  59
SECTION 4.15      Waiver of Stay, Extension or Usury
                  Laws....................................................  62
SECTION 4.16      Limitation on Sale and Leaseback
                  Transactions............................................  63
SECTION 4.17      Limitation on Lines of Business.........................  63
SECTION 4.18      Future Guarantors.......................................  63

                                    ARTICLE V

SUCCESSOR CORPORATION.....................................................  64
SECTION 5.1       Limitation on Merger, Sale or Consolidation.............  64
SECTION 5.2       Successor Corporation Substituted.......................  64

                                       ii
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                                   ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES.............................................  65

SECTION 6.1       Events of Default........................................  65
SECTION 6.2       Acceleration of Maturity Date; Rescission and Annulment..  68
SECTION 6.3       Collection of Indebtedness and Suits
                  for Enforcement by Trustee...............................  70
SECTION 6.4       Trustee May File Proofs of Claim.........................  70
SECTION 6.5       Trustee May Enforce Claims Without
                  Possession of Securities.................................  71
SECTION 6.6       Priorities...............................................  72
SECTION 6.7       Limitation on Suits......................................  72
SECTION 6.8       Unconditional Right of Holders to Receive Principal,
                  Premium, Interest and Liquidated Damages.................  73
SECTION 6.9       Rights and Remedies Cumulative...........................  74
SECTION 6.10      Delay or Omission Not Waiver.............................  74
SECTION 6.11      Control by Holders.......................................  74
SECTION 6.12      Waiver of Past Default...................................  75
SECTION 6.13      Undertaking for Costs....................................  75
SECTION 6.14      Restoration of Rights and Remedies.......................  76

                                   ARTICLE VII

TRUSTEE....................................................................  76

SECTION 7.1       Duties of Trustee........................................  76
SECTION 7.2       Rights of Trustee........................................  78
SECTION 7.3       Individual Rights of Trustee.............................  79
SECTION 7.4       Trustee's Disclaimer.....................................  79
SECTION 7.5       Notice of Default........................................  79
SECTION 7.6       Reports by Trustee to Holders............................  80
SECTION 7.7       Compensation and Indemnity...............................  80
SECTION 7.8       Replacement of Trustee...................................  81
SECTION 7.9       Successor Trustee by Merger, Etc.........................  83
SECTION 7.10      Eligibility; Disqualification............................  83
SECTION 7.11      Preferential Collection of Claims
                  Against Company..........................................  83
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                                       iii
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
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                                  ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND
DISCHARGE ...............................................................   83

SECTION 8.1       Option to Effect Legal Defeasance or
                  Covenant Defeasance....................................   83
SECTION 8.2       Legal Defeasance and Discharge.........................   83
SECTION 8.3       Covenant Defeasance....................................   84
SECTION 8.4       Conditions to Legal or Covenant Defeasance.............   85
SECTION 8.5       Deposited Cash and U.S. Government
                  Obligations to be Held in Trust; Other
                  Miscellaneous Provisions...............................   87
SECTION 8.6       Repayment to the Company...............................   87
SECTION 8.7       Reinstatement..........................................   88
SECTION 8.8       Satisfaction and Discharge.............................   88

                                   ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS......................................   89

SECTION 9.1       Supplemental Indentures Without Consent of Holders.....   89
SECTION 9.2       Amendments, Supplemental Indentures
                  and Waivers with Consent of Holders....................   90
SECTION 9.3       Compliance with TIA....................................   92
SECTION 9.4       Revocation and Effect of Consents......................   92
SECTION 9.5       Notation on or Exchange of Securities..................   93
SECTION 9.6       Trustee to Sign Amendments, Etc........................   93

                                    ARTICLE X

RIGHT TO REQUIRE REPURCHASE..............................................   94

SECTION 10.1      Repurchase of Securities at Option of
                  the Holder Upon a Change of Control....................   94

                                   ARTICLE XI

GUARANTEE................................................................   97

SECTION 11.1      Guarantee..............................................   97
SECTION 11.2      Execution and Delivery of Guarantee....................  100
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                                       iv
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SECTION 11.3      Future Guarantors.....................................    100
SECTION 11.4      Release of a Guarantor................................    101
SECTION 11.5      Certain Bankruptcy Events.............................    101
SECTION 11.6      Ranking of Guarantee..................................    102

                                             ARTICLE XII

MISCELLANEOUS...........................................................    102

SECTION 12.1      TIA Controls..........................................    102
SECTION 12.2      Notices...............................................    102
SECTION 12.3      Communications by Holders with Other
                  Holders...............................................    103
SECTION 12.4      Certificate and Opinion as to Conditions Precedent....    103
SECTION 12.5      Statements Required in Certificate or
                  Opinion...............................................    104
SECTION 12.6      Rules by Trustee, Paying Agent, Registrar.............    104
SECTION 12.7      Non-Business Days.....................................    104
SECTION 12.8      Governing Law.........................................    105
SECTION 12.9      No Adverse Interpretation of Other
                  Agreements............................................    105
SECTION 12.10     No Recourse Against Others............................    105
SECTION 12.11     Successors............................................    106
SECTION 12.12     Duplicate Originals...................................    106
SECTION 12.13     Severability..........................................    106
SECTION 12.14     Table of Contents, Headings, Etc......................    106
SECTION 12.15     Qualification of Indenture............................    106
SECTION 12.16     Registration Rights...................................    107

SIGNATURES..............................................................    108

EXHIBIT A - FORM OF SECURITY............................................    A-1

                              CROSS-REFERENCE TABLE

  TIA                                                                Indenture
Section                                                               Section
-------                                                              ---------
310(a)(1).........................................................      7.10
   (a)(2).........................................................      7.10
   (a)(3).........................................................      N.A.
   (a)(4).........................................................      N.A.
   (a)(5).........................................................      7.10
   (b)............................................................      7.8;
                                                                        7.10
   (c) ...........................................................      N.A.

311(a)............................................................      7.11
   (b)............................................................      7.11
   (c) ...........................................................      N.A.

312(a)............................................................       2.5
   (b)............................................................      12.3
   (c) ...........................................................      12.3

313(a)............................................................       7.6
   (b)(1).........................................................      N.A.
   (b)(2).........................................................       7.6
   (c) ...........................................................      7.6;
                                                                        12.2
   (d)............................................................       7.6

314(a)............................................................   4.7(a);
                                                                        4.8;
                                                                        11.2
   (b)............................................................      N.A.
   (c)(1).........................................................      2.2;
                                                                        7.2;
                                                                        12.4
   (c)(2).........................................................      7.2;
                                                                        12.4
   (c)(3).........................................................      N.A.
   (d)............................................................      N.A.
   (e) ...........................................................      12.5
   (f) ...........................................................      N.A.

  TIA                                                                Indenture
Section                                                               Section
-------                                                              ---------
315(a)............................................................     7.1(b)
   (b)............................................................       7.5;
                                                                         7.6;
                                                                         12.2
   (c)                                                                 7.1(a)
   (d)............................................................       2.8;
                                                                        6.11;
                                                                      7.1(b),
                                                                          (c)
   (e)                                                                   6.13
316(a)(last sentence).............................................        2.9
   (a)(1)(A)......................................................       6.11
   (a)(1)(B)......................................................       6.12
   (a)(2).........................................................       N.A.
   (b)............................................................      6.12;
                                                                          6.7
   (c)                                                                   6.11
317(a)(1).........................................................        6.3
   (a)(2).........................................................        6.4
   (b)............................................................        2.4

318(a)............................................................       12.1

--------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of March 25, 1996, among Ekco Group, Inc., a Delaware corporation (the "Company"), the Guarantors referred to below and Fleet National Bank of Connecticut, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/4% Senior Notes due 2006 to be issued on the Issue Date (the "Initial Securities") and the 9 1/4% Senior Notes due 2006 (the "Exchange Securities") to be exchanged for the Initial Securities in connection with the Exchange Offer (as defined herein):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1 Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

         "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

         "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, provided that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "Affiliate Transaction" shall have the meaning specified in Section
4.10.

         "Agent" means any Registrar, Paying Agent or co- Registrar.

         "Asset Sale" means, with respect to any Person, the sale, lease, disposition or other transfer by such Person of any of its property or assets (including a Sale and Leaseback Transaction or the sale or other transfer of any Capital Stock of any Subsidiary) other than (i) the sale, lease, disposition or other transfer of obsolete, damaged, materially worn or unusable equipment in the ordinary course of business consistent with past practice, (ii) the sale, lease, disposition or other transfer of inventory acquired and held for resale in the ordinary course of business consistent with past practice, (iii) the issuance by the Company of its Capital Stock, (iv) Investments in compliance with Section 4.3 hereof, (v) the sale, lease, disposition or other transfer of all or substantially all of the assets of the Company governed by the provisions of Article V hereof, (vi) Sale and Leaseback Transactions in compliance with clause (a) of Section 4.16 hereof, (vii) the sale, lease, disposition or other transfer of any property or assets by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Guarantor, (viii) the sale, lease, disposition or other transfer of the property classified as "Property held for sale or lease" in the Company's audited Consolidated Financial Statements for the fiscal year ended December 31, 1995, and without giving effect to any events that may occur subsequent to the date of such Consolidated Financial Statements and (ix) the sale of the Capital Stock of an Unrestricted Subsidiary.

         "Asset Sale Offer" shall have the meaning specified in Section 4.14.

         "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

         "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

         "Asset Sale Payment Date" shall have the meaning specified in Section 4.14.

         "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "Beneficial Owner," for purposes of the definition of Change of Control, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used for purposes of such Rules) shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person. With respect to any Person that is not organized as a corporation, "Board of Directors" shall refer to the entity or entities having similar powers.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Borrowing Base" means, as of any date, an amount equal to (a) the "Borrowing Base" as defined in the Credit Agreement or, if not so defined in the Credit Agreement, (b) any amount equal to the sum of (i) 85% of all eligible accounts receivable owned by the Company or any of its Subsidiaries as of such date that are not more than 90 days past due, plus (ii) 60% of the book value of all inventory owned by the Company or any of its Subsidiaries as of such date, all as calculated on a consolidated basis and in accordance with GAAP.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

         "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Capital Stock" means, (i) with respect to any Person formed as a corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation and (ii) with respect to any Person formed other than as a corporation, any and all partnership or other equity interests of such Person.

         "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year after the date of acquisition, (ii) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, in each case maturing within one year after the date of acquisition, (iii) commercial paper issued by any other issuer which is rated
(A) in the case of commercial paper which matures one year or more after the date of acquisition, at least A-1 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's"), or (B) in the case of commercial paper which matures within one year after the date of acquisition, at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above and (v) shares of any money market fund, or similar fund, in each case having assets in excess of $500 million, which invests predominantly in investments of the type described in clauses (i), (ii), (iii) or (iv) above.

         "Change of Control" means (i) any sale, merger or consolidation with or into any Person or any transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or in a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of

Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors or
(iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Change of Control Offer" shall have the meaning specified in Section 10.1.

         "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

         "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

         "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

         "Change of Control Put Date" shall have the meaning specified in
Section 10.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense for such period, (ii) consolidated depreciation and amortization expense for such period, (iii) non-cash charges of such Person and its Consolidated Subsidiaries during such period less the amount of all cash payments made during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period, (iv) Consolidated Interest Expense for such period and (v) to the extent not excluded from the Consolidated Net Income of such Person for such period, losses (determined on a consolidated basis in accordance with GAAP) (1) which are either extraordinary (as determined in accordance with GAAP) or are unusual or nonrecurring or (2) from Asset Sales or other dispositions of assets not in the ordinary course of business, up to an aggregate of $6.0 million for such period.

         "Consolidated Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts, whether positive or negative, attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (including any Consolidated EBITDA associated with such Acquisition) shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness), other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business, shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging and Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financing and currency and Hedging and Interest Swap Obligations, in each case to the extent attributable to such period and (b) the amount of dividends accrued or payable (other than in additional shares of such Preferred Stock) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed, and (z) dividends in respect of Preferred Stock shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company and its Consolidated Subsidiaries (expressed as a decimal).

         "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, (i) adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) net gains (but not net losses) from Asset Sales and other dispositions of assets not in the ordinary course of business; (b) net gains (but not net losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring, (c) the net income, if positive, of any other Person accounted for by the equity method of accounting, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (d) the net income, if positive, of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition, (e) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (f) all gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice, (g) any non-cash expense determined in accordance with GAAP in connection with a transaction between the Company and the ESOP and (h) Refinancing Expenses; and (ii) adjusted to include the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person by an Unrestricted Subsidiary in an amount not to exceed such Person's pro rata share of such Unrestricted Subsidiary's net income.

         "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its

Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

         "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "Covenant Defeasance" shall have the meaning specified in Section 8.3.

         "Credit Agreement" means the credit agreement dated as of April 11, 1995, as amended on the Issue Date, by and among the Company, the Guarantors, certain financial institutions, and Fleet Bank of Massachusetts, N.A., as agent, providing for an aggregate $75.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any such Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by paragraph (c) of Section 4.11 hereof or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 5 thereof.

         "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ESOP" means the Ekco Group, Inc. Employee Stock Ownership Plan or any successor employee stock ownership plan having terms similar to the foregoing, as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Offer" shall mean the offer by the Company and the Guarantors to exchange Exchange Securities for the Initial Securities pursuant to the Registration Rights Agreement.

         "Exchange Securities" means the 9 1/4% Senior Notes due 2006 to be issued pursuant to this Indenture in connection with the Exchange Offer.

         "Excess Proceeds" shall have the meaning specified in Section 4.14(b).

         "Exempted Affiliate Transaction" means (a) transactions solely between the Company and any of its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of the Company, (b) transactions permitted under Section 4.3 hereof, (c) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company and (d) reasonable fees and compensation paid to, and indemnities to, and directors and officers and ERISA-based fiduciary liability insurance provided on behalf of, officers, directors, agents or employees of the Company or any of its Subsidiaries or the ESOP or any trustee thereof, in each case in the ordinary course of business and as determined in good faith by the Board of Directors of the Company.

         "Foreign Subsidiary" means any Subsidiary of the Company that (a) is not organized under the laws of the United States, any state thereof or the District of Columbia, (b) conducts its principal operations outside the United States and (c) has not, directly or indirectly, secured the payment of, guaranteed, assumed or in any manner become liable with respect to any Indebtedness of the Company or any Guarantor or any other Person organized under the laws of the United States.

         "Foreign Subsidiary Borrowing Base" means, with respect to any Foreign Subsidiary, as of any date, an amount equal to the sum of (i) 80% of all eligible accounts receiv-able owned by such Foreign Subsidiary or any of its Subsidiaries as of such date that are not more than 90 days past due, plus (ii) 50% of the book value of all inventory owned by such Foreign Subsidiary or any of its Subsidiaries as of such date, all as calculated on a consolidated basis and in accordance with GAAP.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

         "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 5 to the form of Security attached hereto as Exhibit A.

         "Guarantors" means (i) the Initial Guarantors identified in the following sentence and (ii) any future Guarantors that become Guarantors pursuant to the terms of this Indenture, but excluding any Person whose Guarantee have been released pursuant to the terms of this Indenture and excluding any Unrestricted Subsidiary. The Initial Guarantors consist of: B. Via International Housewares, Inc., a Delaware corporation, Cleaning Specialty Company, a Tennessee corporation, Ekco Distribution of Illinois, Inc., a Delaware corporation, Ekco Housewares, Inc., a Delaware corporation, Ekco Manufacturing of Ohio, Inc., a Delaware corporation, Frem Corporation, a Massachusetts corporation, Kellogg Brush Manufacturing Co., a Massachusetts corporation, Woodstream Corporation, a Pennsylvania corporation, and Wright-Bernet, Inc., an Ohio corporation.

         "Guarantee" shall have the meaning provided in Section 11.1.

         "Hedging and Interest Swap Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of any Person means, without duplication: (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, unless contested in good faith) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Hedging and Interest Swap Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person; and (d) all immediately enforceable obligations to purchase, redeem or acquire any Capital Stock of such Person (other than, in the case of the Company or any of its Subsidiaries, obligations under the Restricted Stock Plans or the Stock Option Plans).

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Committee" shall have the meaning set forth in Section
4.10.

         "Initial Purchasers" means Bear, Stearns & Co. Inc. and Smith Barney
Inc.

         "Initial Securities" means the 9 1/4% Senior Notes due 2006, as supplemented from time to time in accordance with the terms hereof, issued on the Issue Date.

         "Interest Payment Date" means the stated due date of an installment of interest and Liquidated Damages, if any, on the Securities.

         "Investment" by any person in any other person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section
4.11 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any assets or property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

         "Issue Date" means the date of first issuance of the Securities under this Indenture.

         "Legal Defeasance" shall have the meaning specified in Section 8.2.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any redemption thereof pursuant to Article III of this Indenture, or any Change of Control Offer or Asset Sale Offer).

         "Net Cash Proceeds" means the aggregate amount of Cash and Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender and (ii) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment therefor to be accelerated or payable prior to its stated maturity.

         "Notice of Default" shall have the meaning specified in Section 6.1(4).

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture, including any Liquidated Damages pursuant to the Registration Rights Agreement.

         "Officer" means, with respect to the Company or a Guarantor, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

         "Officers' Certificate" means, with respect to the Company or a Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor (as applicable) and otherwise complying with the requirements of Sections 12.4 and 12.5.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
12.4 and 12.5.

         "outstanding," as used with reference to the Securities shall have the meaning specified in Section 2.8.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permitted Lien" means any of the following:

         (a) Liens existing on the Issue Date;

         (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

         (c) statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

         (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

         (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

         (h) Liens on the property or assets of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;

         (i) Liens on property or assets existing at the time of the acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the date of such acquisition and were not incurred in anticipation thereof;

         (j) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness;

         (k) Liens securing Indebtedness permitted to be incurred under clauses
     (c), (i), (j) and (l) of Section 4.11 hereof;

         (l) Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under clause (d) or (k) of Section
     4.11 hereof;

         (m) Liens in favor of the Company or any Guarantor; and

         (n) Liens securing the Securities or the Guarantees.

         "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

         "Pro Rata Portion" shall have the meaning set forth in Section 11.1(d).

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Money Indebtedness" means Indebtedness of the Company, the Guarantors or the Foreign Subsidiaries to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specified assets and property (the "Subject Assets") for the business of the Company, the Guarantors or the Foreign Subsidiaries, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith, and (ii) the Liens securing such Indebtedness are limited to the Subject Asset.

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent (i.e., within 60 days) sale (other than to a Subsidiary of the Company or the ESOP) of Qualified Capital Stock or any issuance of Qualified Capital Stock in exchange for any Capital Stock or Subordinated Indebtedness issued on or after the Issue Date.

         "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

         "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) of such Person ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

         "Refinancing Expenses" means any premiums paid in connection with any repayment, repurchase, redemption or defeasance of the 12.70% Notes or the 7.0% Note.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (each of (a) and (b) above is a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

         "Restricted Investment" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents,
(ii) Investments in the Company or a Wholly-Owned Guarantor, (iii) Investments in any Person engaged in a Related Business if, as a consequence of such Investment, (a) such Person becomes a Wholly-Owned Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or conveys substantially all of its assets to the Company or a Wholly-Owned Guarantor; (iv) loans or advances made in the ordinary course of business to officers, directors, employees or agents of the Company or any of its Subsidiaries not exceeding $2.0 million outstanding in the aggregate at any one time; (v) Investments existing on the Issue Date or (vi) Investments made as a result of the receipt of non-cash consideration from an Asset Sale made pursuant to Section 4.14 hereof.

         "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of any Capital Stock of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent (i.e., within 60 days) sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness of such Person or any Affiliate or Subsidiary of such Person, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and
(d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to, or on account of the purchase, redemption or other acquisition or retirement for value of, Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer or
(ii) any dividend, distribution or other payment to the Company or to any of its Wholly-Owned Guarantors by the Company or any of its Subsidiaries.

         "Restricted Stock Plans" shall mean collectively, (i) the 1984 Ekco Group, Inc. Restricted Stock Plan, (ii) the 1985 Ekco Group, Inc. Restricted Stock Plan, (iii) the Company's 1984 Employee Stock Purchase Plan, (iv) the Incentive Compensation Plan for Executive Employees of Ekco Group, Inc. and its Subsidiaries and (v) comparable plans providing for the issuance of Capital Stock of the Company to officers, directors and employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

         "Sale and Leaseback Transaction" means any arrangement relating to any property owned on the date of the Indenture or acquired thereafter whereby the Company, a Guarantor or one of their Subsidiaries transfers such property to a Person and leases such property back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Senior Indebtedness" of the Company or any Guarantor means any Indebtedness of the Company or such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by the Company or such Guarantor, other than Indebtedness as to which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is subordinated or junior to the Securities. Notwith-standing the foregoing, however, in no event shall Senior Indebtedness include
(a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company or (b) Indebtedness incurred in violation of the terms of this Indenture.

         "7.0% Note" shall mean the 7.0% Subordinated Convertible Note due November 30, 2002 of the Company.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02-w of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Security, means April 1, 2006.

         "Stock Option Plans" shall mean collectively, (i) the Company's 1987 Stock Option Plan, (ii) the Ekco Group, Inc. 1988 Director's Stock Option Plan, and (iii) comparable plans providing for the issuance of options to purchase Capital Stock of the Company to officers, directors and/or employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is (i) subordinated in right of payment to the Securities or such Guarantor's Guarantee, as applicable, in any respect or (ii) any Indebtedness which is expressly subordinate to Senior Indebtedness and has a stated maturity on or after the Stated Maturity.

         "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not constitute a Subsidiary of the Company or of any of the Company's Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "12.70% Notes" shall mean the 12.70% Senior Subordinated Notes due December 15, 1998 of Ekco Housewares, Inc.

         "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall then be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Consolidated Interest Coverage Ratio in paragraph (a) of Section 4.11 hereof. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Consolidated Interest Coverage Ratio in paragraph (a) of Section 4.11 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of a majority of the directors of the Company or having generally the right to vote with respect to the organizational matters of the Company.

         "Wholly Owned" or "wholly owned" with respect to a Subsidiary of any Person means (i) a Subsidiary of such Person of which all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person, and (ii) Woodstream Corporation, a Pennsylvania corporation, shall be deemed to be a Wholly-Owned Subsidiary of the Company for so long as Woodstream Corporation meets the ownership test in clause (i), except for the shares of preferred stock of Woodstream Corporation not owned by the Company on the Issue Date.

         "Wholly-Owned Guarantor" means (i) a Subsidiary of the Company (other than a Foreign Subsidiary) of which all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly- Owned Guarantors of the Company or by the Company and one or more Wholly-Owned Guarantors of the Company and (ii) Woodstream

Corporation, a Pennsylvania corporation, for so long as Woodstream Corporation meets the ownership test in clause (i), except for the shares of preferred stock of Woodstream Corporation not owned by the Company on the Issue Date.

         SECTION 2 Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture security" means any of the Securities.

         "indenture securityholder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 3 Rules of Construction.

         Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) provisions apply to successive events and transactions;

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

              SECTION 1 Form and Dating.

              The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

              The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              SECTION 2 Execution and Authentication.

              Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

              If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Secu-rity, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

              A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

              The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $125,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $125,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

              Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

              SECTION 3 Registrar and Paying Agent.

              The Company and the Guarantors shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment ("Paying Agent"), where Securities may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X and Section
4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

              The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

              The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

              SECTION 4 Paying Agent to Hold Assets in Trust.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

              SECTION 5 Securityholder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).

              SECTION 6 Transfer and Exchange.

              (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                       (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                       (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, or to an "institutional accredited investor" within the meaning of Rule 501
         (A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                       (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that ef-fect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

              (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, a certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

              (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

              (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                      (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

                      (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, or to an "institutional accredited investor" within the meaning of Rule 501 (A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                      (C) if such beneficial interest is being transferred in reliance on another ex-emption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) or an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

              (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                  (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global

     Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

              (g) Legends.

                  (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITU-

              TIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

                       (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                       (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
         (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

              (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

              (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges not involving any transfer pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14(e), 9.5, or 10.1 (final paragraph)).

                  (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part,
     (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing or (c) any Security which has been surrendered for repurchase at the option of the Holder pursuant to
     Article X or Section 4.14 hereof, except the portion, if any, of such Security not to be so repurchased.

                  (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.

         SECTION 7 Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any

Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 8 Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than an Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal of, premium, if any, interest and Liquidated Damages, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

         SECTION 9 Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

         SECTION 10 Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 11 Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Except as set forth in Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 12 Defaulted Interest.

         Interest and Liquidated Damages, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of busi-ness on the Record Date for such interest or Liquidated Damages.

         Any interest or Liquidated Damages, if any, on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest or Liquidated Damages (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the

     Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

              (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, if any, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest and Liquidated Damages, if any, accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE III

                                   REDEMPTION

         SECTION 1 Right of Redemption.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to April 1, 2001. On or after April 1, 2001, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth in Paragraph 5 thereof, in each case (subject to the right of the Holders of record on a Record Date to receive interest and Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such Redemption Date), including accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date.

         SECTION 2 Notices to Trustee.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3 Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depository, legal or stock exchange requirements.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 4 Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's written request made at least five days prior to the date on which notice is to be given (or such shorter period as the Trustee shall reasonably permit), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

              (1) the Redemption Date;

              (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

              (3) the name, address and telephone number of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

              (5) that, unless (a) the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is otherwise prohibited, interest and Liquidated Damages, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities shall be to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

              (6) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

              (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

              (8) the CUSIP number of the Securities to be redeemed; and

              (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

         SECTION 5 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption shall become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest or Liquidated Damages shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 6 Deposit of Redemption Price.

         Prior to 10:00 A.M. on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest and Liquidated Damages, if any, on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under this Indenture, interest and Liquidated Damages, if any, on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest or Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

         SECTION 7 Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 1 Payment of Securities.

         The Company shall pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 A.M., New York City time on that date, Cash deposited and designated for and sufficient to pay such installment.

         The Company shall pay interest on overdue principal and premium, if any, and on overdue installments of interest and Liquidated Damages, if any, at the rates specified in the Securities compounded semi-annually, to the extent lawful.

         SECTION 2 Maintenance of Office or Agency.

         The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

         The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the Corporate Trust Office of the Trustee located at 14 Wall Street, New York, New York 10005.

         SECTION 3 Limitation on Restricted Payments.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio in Section 4.11(a) or (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) $4.0 million, plus (ii) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (iii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale after the Issue Date of its Qualified Capital Stock or its debt securities that have been converted into Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (y) to the extent applied in connection with a Qualified Exchange, but including the Net Cash Proceeds received by the Company upon the exercise, exchange or conversion of securities into Qualified Capital Stock), plus (iv) an amount equal to the portion (proportionate to the Company's or a Subsidiary's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Subsidiary; provided, however, that such amount shall not exceed, in the case of any Unrestricted Subsidiary, the amount of any Restricted Payments previously made by the Company or any Subsidiary to such Unrestricted Subsidiary which were permitted to be made pursuant to this Section, plus (v) the Net Cash Proceeds received by the Company or any Guarantor from its investment in, and the sale, disposition or other liquidation of, any Restricted Investment.

         The foregoing clauses (b) and (c) of the immediately preceding paragraph, however, will not prohibit (v) a Qualified Exchange, (w) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (x) any redemption or repurchase or payment on account of Capital Stock of the Company required to be made under (i) the Restricted Stock Plans or
(ii) the Stock Option Plans, in an amount equal to the sum of the exercise prices paid to the Company by the holder of such Capital Stock upon the exercise of such stock options, (y) (i) any redemption or repurchase by the Company of its Capital Stock, (ii) any contribution or dividend paid by the Company to the ESOP or (iii) any loan made by the Company to the ESOP, in each case only to the extent made in connection with the distribution of retirement, termination or diversification withdrawal benefits to ESOP participants or beneficiaries pursuant to the terms of the ESOP and the provisions of ERISA and the Code and
(z) any contribution or dividend paid by the ESOP, in each case only to the extent used by the ESOP (i) to pay administrative expenses of the ESOP in an amount not to exceed $200,000 per year or (ii) to repay Indebtedness of the ESOP owed to the Company or its Subsidiaries. The full amount of any Restricted Payment made pursuant to the foregoing clauses (w), (x), (y) and (z) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made which is referred to in clause (c) of the immediately preceding paragraph.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available internal financial statements; provided, however, that a failure to so deliver such Officers' Certificate shall not constitute a Default if the Company provides the Officers' Certificate within 30 days of the date of making such Restricted Payment and conclusively demonstrates therein that the Restricted Payment was permitted to be made on the date made. The Trustee may rely on such Officers' Certificate without further inquiry.

         SECTION 4 Corporate Existence.

         Subject to Article V, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their Subsidiaries in accordance with the respective orga-nizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 5 Payment of Taxes and Other Claims.

         Except with respect to immaterial items, the Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP.

         SECTION 6 Maintenance of Properties and Insurance.

         The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section
4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Board of Directors of the Company or Guarantor, as applicable, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

         The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

         SECTION 7 Compliance Certificate; Notice of Default.

              (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year (commencing with the Company's 1996 fiscal year) an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

              (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

         SECTION 8 Reports and Other Information.

              (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by the Holders of Transfer Restricted Securities within 10 days after it is or would have been required to file them with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing).

              (b) During any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders of Transfer Restricted Securities and prospective purchasers of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

         SECTION 9 Limitation on Status as Investment Company.

              Neither the Company nor any of its Subsidiaries shall be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation as an investment company under the Investment Company Act.

         SECTION 10 Limitation on Transactions with Affiliates.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless such Affiliate Transaction is made in good faith, the terms of such Affiliate Transaction are fair and reasonable to the Company, such Guarantor or such Subsidiary, as the case may be, and are on terms at least as favorable as the terms which could be obtained by the Company, such Guarantor or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

         Without limiting the foregoing, any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) involving consideration to either party in excess of $3.0 million, must be evidenced by a resolution of a committee of non-employee directors of the Company who are disinterested with respect to such transaction (an "Independent Committee"), set forth in an Officers' Certificate addressed and delivered to the Trustee, certifying that (a) the terms of such Affiliate Transaction are fair and reasonable to the Company, such Guarantor or such Subsidiary, as the case may be, and no less favorable to the Company, such Guarantor or such Subsidiary, as the case may be, than could have been obtained in an arm's-length transaction with a non-Affiliate and (b) such Affiliate Transaction has been approved by a majority of the members of an Independent Committee, and (ii) involving consideration to either party in excess of $10.0 million must be evidenced by a resolution of an Independent Committee in accordance with the foregoing clause (i) and, prior to the consummation thereof, a written favorable opinion as to the fairness of such transaction to the Company, such Guarantor or such Subsidiary, as the case may be, from a financial point of view from an independent investment banking firm of national reputation having assets in excess of $1.0 billion.

         SECTION 11 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date (including Acquired Indebtedness). Notwithstanding the foregoing:

              (a) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and the application of the proceeds therefrom and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Interest Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio, the use of proceeds therefrom, would be at least 2.5 to 1.0, the Company and the Guarantors may Incur such Indebtedness or Disqualified Capital Stock;

              (b) the Company and the Guarantors may incur Indebtedness evidenced by the Securities and the Guarantees pursuant to the Indenture up to the amounts specified therein as of the Issue Date;

              (c) The Company and the Guarantors may incur Indebtedness pursuant to the Credit Agreement up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time not to exceed the greater of (A) $75.0 million, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale; provided that this reduction shall not apply to a reduction of any Indebtedness under a revolving credit or similar facility to the extent that such Net Cash Proceeds are used to finance working capital requirements in the ordinary course of business or (B) the Borrowing Base;

              (d) The Company and the Guarantors may incur Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness in whole or in part) of up to $25.0 million, less the aggregate amount of any Indebtedness incurred by the Foreign Subsidiaries pursuant to clause (k) of this Section 4.11 and outstanding at such time;

              (e) The Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a), (b) and (g) of this
     Section 4.11;

              (f) The Company may incur Indebtedness to any Wholly-Owned Guarantor, and any Guarantor may incur Indebtedness to any other Wholly-Owned Guarantor or to the Company; provided, that such obligations shall be unsecured and subordinated in all respects to the Company's or such Guarantor's obligations pursuant to the Securities or the Guarantees, respectively; and, provided, further, that if any Wholly-Owned Guarantor ceases to be a Wholly-Owned Guarantor of the Company or if the Company or any Wholly-Owned Guarantor transfers such Indebtedness to any Person (other than to the Company or another Wholly-Owned Guarantor), such events, in each case, shall constitute the incurrence of such Indebtedness by the Company or such Wholly- Owned Guarantor, as the case may be, at the time of such event;

              (g) The Company and the Guarantors may incur Indebtedness existing on the Issue Date;

              (h) The Company and its Guarantors may incur Indebtedness solely in respect of bankers acceptances, letters of credit, surety bonds and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others) issued in the ordinary course of business consistent with past practice; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million outstanding at any time;

              (i) The Company and the Guarantors may incur Indebtedness represented by Hedging and Interest Swap Obligations entered into in the ordinary course of business related to Indebtedness of the Company and the Guarantors otherwise permitted to be incurred pursuant to this Indenture not exceeding the underlying obligations;

              (j) The Foreign Subsidiaries may incur Non- Recourse Indebtedness in an aggregate amount outstanding at any time (including any Non-Recourse Indebtedness issued to refinance, replace or refund such Non-Recourse Indebtedness in whole or in part) of up to $20.0 million, less the aggregate amount of any indebtedness incurred by the Foreign Subsidiaries pursuant to clause (k) of this Section 4.11 and outstanding at such time;

              (k) The Foreign Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness in whole or in part) of up to $5.0 million; and

              (l) Any Foreign Subsidiary may incur Indebtedness up to an aggregate amount outstanding (including any Indebtedness issued to refinance, replace or refund such Indebtedness in whole or in part) at any time not to exceed the Foreign Subsidiary Borrowing Base of such Foreign Subsidiary.

         Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

         SECTION 12 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or otherwise to transfer assets or property to, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or this Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date or under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than to the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness incurred under paragraph (c) of Section 4.11 hereof, provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement in effect as of the Issue Date, (e) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold, (f) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause
(c) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, (g) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (h) any Lien permitted by Section 4.13 hereof.

         SECTION 13 Limitation on Liens.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of their respective assets or property, whether now owned or hereinafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom securing (i) any Indebtedness of the Company unless the Securities are equally and ratably secured or (ii) any Indebtedness of a Guarantor unless the Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is by its terms expressly subordinate to the Securities or the Guarantees, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Securities or the Guarantees, with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities or the Guarantees, as the case may be.

         SECTION 14 Limitation on Asset Sales.

              (a) The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, consummate an Asset Sale to any Person other than the Company or a Wholly-Owned Guarantor unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which is at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise subject to disposition and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) will be deemed to be Cash for purposes of this provision.

              (b) Within 270 days after the date of any Asset Sale, the Company may apply the Net Cash Proceeds from such Asset Sale to either (i) permanently reduce outstanding Indebtedness, other than Subordinated Indebtedness, of the Company or the Subsidiary whose assets were sold in such Asset Sale, provided that any such reduction of Indebtedness of such Subsidiary shall not exceed the amount of Net Cash Proceeds received from the sale of assets of such Subsidiary or (ii) acquire property or assets to be used in any Related Business; provided that when any proceeds not in the form of Cash or Cash Equivalents become Net Cash Proceeds, the requirements contained in this paragraph shall apply thereto. Pending the final application of any such Net Cash Proceeds, the Company may temporarily invest such Net Cash Proceeds in Cash Equivalents or reduce outstanding Indebtedness under the Credit Agreement. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the second sentence of this paragraph will be deemed to constitute "Excess Proceeds."

              (c) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 days of the occurrence of such event, make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash (the "Asset Sale Offer Price") in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such Asset Sale Offer (which shall be 20 Business Days (or such later date as may be required by applicable law, rule or regulation) following the commencement of such Asset Sale Offer (the "Asset Sale Offer Period")), in accordance with the procedures set forth herein.

              (d) Within such 30-day period referred to in (c) above, the Company shall mail a notice to each Holder stating: (1) that the Asset Sale Offer is being made pursuant to this Section 4.14 and that the Company will purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds; (2) the Asset Sale Offer Price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date"); (3) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with (e) below or such payment is otherwise prohibited, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Asset Sale Payment Date; (5) that Holders electing to have any Securities purchased pursuant to such Asset Sale Offer will be required to surrender the Securities, and complete the section entitled "Option of Holder to Elect Purchase" on the reverse of the Securities or transfer beneficial ownership of such Securities by book-entry transfer, to the Company, the Depository (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Payment Date; (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing, and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer), provided that the principal amount of such unpurchased portion must be equal to $1,000 or an integral multiple thereof; and
(8) a brief description of the circumstances and relevant facts regarding such Asset Sale. Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws (A) shall be deemed to be superseded by the provisions of such laws and (B) shall not be deemed to have been breached by virtue thereof.

              (e) On or before an Asset Sale Payment Date, the Company shall, to the extent lawful, (1) accept for purchase all Securities or portions thereof in minimum denominations of $1,000 or integral multiples thereof properly tendered pursuant to the Asset Sale Offer (subject to (f) below), (2) deposit with the Paying Agent an amount equal to the Asset Sale Offer Price in respect of all Securities or portions thereof so tendered (subject to (f) below) and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities or portions thereof, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

              (f) To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the excess of such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities or portions thereof in minimum denominations of $1,000 to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

              (g) Notwithstanding the foregoing, $2.0 million of Net Cash Proceeds received from Asset Sales in any fiscal year shall not constitute Excess Proceeds and thus shall not be subject to the restrictions contained in this Section 4.14.

              (h) The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Asset Sale of any of the Capital Stock of any Subsidiary of the Company except pursuant to an Asset Sale of all of the Capital Stock of such Subsidiary.

         SECTION 15 Waiver of Stay, Extension or Usury Laws.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 16 Limitation on Sale and Leaseback Transactions.

         The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, enter into any Sale and Leaseback Transaction unless either (a) at the time such transaction is entered into, the Company or such Guarantor, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness, and Liens, if any, with respect to such Sale and Leaseback Transaction pursuant to Sections 4.11 and 4.13 hereof or (b) the Company or such Guarantor receives proceeds from such Sale and Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board, shall be conclusive) and such proceeds are applied in the same manner and to the same extent as the Net Cash Proceeds and Excess Proceeds from an Asset Sale pursuant to Section 4.14 hereof.

         SECTION 17 Limitation on Lines of Business.

         Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

         SECTION 18 Future Guarantors.

         All present and future Subsidiaries of the Company (other than any Foreign Subsidiary) jointly and severally shall guarantee irrevocably and unconditionally all principal, premium, interest and Liquidated Damages on the Securities on a senior basis, all in accordance with Article XI hereof.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

         SECTION 1 Limitation on Merger, Sale or Consolidation.

              (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated resulting, surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio set forth in Section 4.11(a) hereof.

              (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 2 Successor Corporation Substituted.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 1 Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) failure to pay any installment of interest or Liquidated Damages, if any, upon the Securities as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

              (2) failure to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price in accordance with Article X or the Asset Sale Offer Price in accordance with Section 4.14;

              (3) failure by the Company to comply with the provisions of
     Article V;

              (4) failure by the Company to comply with the provisions of Sections 4.3, 4.11, 4.14 (other than a failure to repurchase Securities when required) and 10.1 (other than a failure to repurchase Securities when required), and the continuance of such failure for a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trust-ee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (5) failure by the Company or any Guarantor to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (6) a default under Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million
     (a) resulting from the failure to pay principal of, premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

              (7) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million if (A) any creditor has commenced an enforcement proceeding with respect to such final judgements or (B) such final judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 45 days after their entry;

              (8) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a Custodian of the Company or any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or

              (9) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

         Notwithstanding the 10-day period and notice requirement contained in
Section 6.1(4) above, (i) with respect to a default under Article X the 10-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 10.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price, such default shall be deemed, for purposes of this
Section 6.1, to arise no later than on such due date; and (ii) with respect to a default under Section 4.14, the 10-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the notice of an Asset Sale Offer is required to be sent in the event that the Company has not complied with the provisions of Section 4.14 requiring the giving of such notice, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Asset Sale Offer Price, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date.

         If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

         SECTION 2 Acceleration of Maturity Date; Rescission and Annulment.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(8) or (9) relating to the Company or any of its Significant Subsidiaries), then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal (and premium, if any) and accrued interest and Liquidated Damages, if any, of the Securities (or the Change of Control Payment if the Event of Default includes failure to pay the Change of Control Payment), determined as set forth below, to be due and payable immediately. In the event a declaration of acceleration (or a Default which, after the giving of notice, the lapse of time or both) resulting from an Event of Default described in Section 6.1(6) or (7) above has occurred and is continuing, such declaration of acceleration or such Default, as the case may be, shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof (in the case of an Event of Default under Section 6.1(6) above) or 45 days thereof (in the case of an Event of Default under Section 6.1(7) above) and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(6) or (7) as applicable, has occurred that has not been cured or waived, or as to which the declaration has not been rescinded, within such specified number of days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(8) or (9) relating to the Company or any Significant Subsidiary occurs, all principal (and premium, if any) and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

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
         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

              (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                  (A) all overdue interest and Liquidated Damages, if any, on all Securities,

                  (B) the principal of, and premium, if any, payable with respect to any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rates set forth in the Securities,

                  (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under
         Section 7.7, and

              (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other

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event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, interest or Liquidated Damages, if any, at the rates set forth in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due to the Trustee under Section 7.7.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 4 Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such

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other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, interest or Liquidated Damages, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

              (1) to file and prove a claim for the whole amount of principal, premium, if any, interest or Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

              (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5 Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be

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
brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 6 Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, interest or Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, interest or Liquidated Damages, if any, respectively; and

         THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any.

         The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

         SECTION 7 Limitation on Suits.

         No Holder or Holders of any Security or Securities shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (A) such Holder or Holders have previously given written notice to the Trustee of a continuing Event of Default;

              (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

              (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Securities to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 8 Unconditional Right of Holders to Receive Principal, Premium, Interest and Liquidated Damages.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, interest and Liquidated Damages, if any, on such Security on the dates such payments are required to be made, as set forth in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Change of Control Payment Date, and in the case of the Asset Sale Offer Price, on the Asset Sale Payment
Date) and to institute suit for the en-

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forcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         SECTION 9 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 10 Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 11 Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that:

              (1) such direction shall not be in conflict with any applicable law (including the TIA) or with this Indenture,

              (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or may subject the Trustee to personal liability, and

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
              (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         The record date for purposes of determining the identity of the Holders of the Securities entitled to vote or consent to any action pursuant to this
Section 6.11 shall be determined as provided for in TIA Section 3.16(c).

         SECTION 12 Waiver of Past Default.

         Subject to Section 6.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default:

                  (A) in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Security as specified in clauses (1) and (2) of Section 6.1 which has not yet been cured; or

                  (B) in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         SECTION 13 Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party to such suit, having due regard to the merits and good faith of the claims or defenses made by such party; but the provisions of this Section
6.13 shall not apply to any suit instituted by

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
the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Security on or after the respective Maturity Date set forth in such Security (including, in the case of redemption, on or after the Redemption Date).

         SECTION 14 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         SECTION 1 Duties of Trustee.

              (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

              (b) Except during the continuance of a Default or an Event of
Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be

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
     implied in or read into this Indenture which are adverse to the Trustee, and

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

              (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust

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by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 2 Rights of Trustee.

         Subject to Section 7.1:

              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than any agent who is an employee of the Trustee) appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

              (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient

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if signed by an Officer of the Company or such Guarantor, as applicable.

              (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1, 6.1(1), 6.1(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

              (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

         SECTION 3 Individual Rights of Trustee.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. Notwithstanding the foregoing, the Trustee must comply with Sections 7.10 and 7.11 at all times.

         SECTION 4 Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 5 Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail at the Company's expense to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except

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in the case of a Default or an Event of Default in payment of, principal of or premium, if any, interest or Liquidated Damages, if any, on any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the Asset Sale Payment Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

         SECTION 6 Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and
313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Trustee and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         SECTION 7 Compensation and Indemnity.

         The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law concerning the compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by

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
it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's and the Guarantors' payment obligations in this
Section 7.7, the Trustee shall have a claim prior to the Securities on all assets held or collected by the Trustee in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, interest or Liquidated Damages, if any, on the Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 8 Replacement of Trustee.

         The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may

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remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10;

              (b) the Trustee is adjudged bankrupt or insolvent;

              (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company and the Guarantors'

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obligations under Section 7.7 shall continue for the benefit of the retiring
Trustee.

         SECTION 9 Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         SECTION 10 Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

      LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE

         SECTION 1 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at its option and at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

         SECTION 2 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding

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
Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all of their other respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith and (d) this Article VIII. Upon Legal Defeasance as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

         SECTION 3 Covenant Defeasance.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8(a), 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.17 and Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with

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
respect to the outstanding Securities, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Sections 6.1(3), (4) and (5) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(6) and 6.1(7) shall not constitute Events of Default.

         SECTION 4 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) Cash in an amount, or
(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Securities on the stated maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, interest or Liquidated Damages; provided that the Trustee shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities and the Holders of Securities must have a

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
valid, perfected, first priority security interest in such trust.

              (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as
Section 6.1(8) or 6.1(9) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(8) or 6.1(9) occurs during such period);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors or any of their Subsidiaries is a party or by which any of them is bound;

              (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section

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
8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

              (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in, in the case of the Officers' Certificate, (a) through
(f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) (if applicable), (c) and
(e) of this Section 8.4 have been complied with.

         SECTION 5 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         SECTION 6 Repayment to the Company.

              (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time, upon the request of the Company, any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

              (b) Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Security and remaining unclaimed for two years after such principal, premium, interest or Liquidated Damages have become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 7 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8 Satisfaction and Discharge.

         In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations and the obligations of the Guarantors under this Indenture when:

              (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

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
              (2) the Company or the Guarantors have paid or caused to be paid all other sums payable hereunder and under the Securities by the Company and the Guarantors; and

              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 1 Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holder, the Company (when authorized by Board Resolutions), any Guarantor (when authorized by Board Resolutions) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (1) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

              (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

              (3) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or to make any other change that does not adversely affect the legal rights of any Holder under the Indenture, provided, that the Company or the Guarantors have delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

              (4) to provide collateral for the Securities or additional Guarantors of the Securities;

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
              (5) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V;

              (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

              (7) to provide for the issuance and authorization of the Exchange Securities;

              (8) to release any Guarantor that ceases to be a Subsidiary of the Company pursuant to Section 11.4 from its Guarantee;

              (9) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article XI without the consent of any Holder; or

              (10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

         SECTION 2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by written act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution), the Guarantors (when authorized by a Board Resolution) and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:


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
                           (1) reduce the percentage of principal amount of the outstanding Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                           (2) reduce the rate or extend the time for payment of interest on any Security;

                           (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

                           (4) change the Stated Maturity or the Change of Control Purchase Date or the Asset Sale Offer Period of any Security;

                           (5) alter the redemption provisions of Article III or the provisions of Section 4.14 or Article XI in a manner adverse to any Holder;

                           (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, premium, if any, interest or Liquidated Damages, if any, on, or redemption payment with respect to, any Security, including without limitation any changes in
         Section 6.8, 6.12 or this third sentence of this Section 9.2;

                           (7) reduce the principal of, premium, if any, interest or Liquidated Damages, if any, on any Security payable as provided for in this Indenture and the Securities (or change the place of payment where, or the coin, currency or manner in which, any Security or any principal, premium, interest or Liquidated Damages is payable); or

                           (8) make any change to this Indenture that would adversely affect the contractual ranking of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the

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amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any outstanding Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the outstanding Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  SECTION 3 Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 4 Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and have not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company


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notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, interest and Liquidated Damages, if any, on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

                  SECTION 5 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security briefly describing the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 6 Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of

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
Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

                  SECTION 1 Repurchase of Securities at Option of the Holder Upon a Change of Control.

                           (a) In the event that a Change of Control occurs,
each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Company that is no later than 45 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date to receive interest and Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such repurchase date and subject to clause (b)(4) below) accrued and unpaid interest and Liquidated Damages, if any, to and including the Change of Control Purchase Date.

                           (b) In the event of a Change of Control, the Company
shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

                           (1) the Change of Control Offer shall commence within 15 Business Days following the occurrence of the Change of Control;

                           (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, rule or regulation (the "Change of Control Offer Period");

                           (3) upon the expiration of a Change of Control Offer, the Company shall purchase all of the properly tendered Securities at the Change of Control Purchase Price;



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                           (4) if the Change of Control Purchase Date is on or
         after a Record Date and on or before the related interest payment date, any accrued interest and Liquidated Damages, if any, will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                           (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                           (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                               (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                               (ii)   the Change of Control Purchase Price
                  (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

                               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                               (iv)   that, unless the Company defaults in
                  depositing Cash with the Paying Agent in accordance with the last paragraph of this Article X or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Purchase Date;

                               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the section entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                               (vii)  a brief description of the events
                  resulting in such Change of Control.

                  Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws (A) shall be deemed to be superseded by the provisions of such laws and (B) shall not be deemed to have been breached by virtue thereof.

                  On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, subject to clause
(b)(4) above) for all Securities or portions thereof so tendered. Promptly following the Change of Control Purchase Date the Company shall deliver to the Registrar Securities so accepted, together with an Officers' Certificate listing the Securities or por-tions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Purchase Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, subject to clause (b)(4) above), for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.



                                   ARTICLE XI

                                    GUARANTEE

                  SECTION 1 Guarantee.

                           (a) In consideration of good and valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, to the fullest extent permitted by applicable law, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, on a senior basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities will be paid in full when due, whether on the Maturity Date or on the applicable Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated, to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

                           (b) Each Guarantor hereby agrees, to the fullest
extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delay in obtaining or realizing upon or failure to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Section 11.4) except by complete performance of the obligations contained in the Securities and this Indenture.

                           (c) If any Holder or the Trustee is required by any
court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 11.4). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section
6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                           (d) Each Guarantor, and by its acceptance of a
Security issued hereunder, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 11.1(d), result in the obligations of such Guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance.

                  Each Guarantor that makes any payment or distribution under
Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

                           (e) It is the intention of each Guarantor and the
Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  SECTION 2 Execution and Delivery of Guarantee.

                  Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of a supplemental indenture pursuant to Section 11.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in Section 11.1 on behalf of each Guarantor. The notation of a Guarantee set forth on any Security shall be null and void and of no further effect with respect to the Guarantee of any Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

                  SECTION 3 Future Guarantors.

                  The Company and the Guarantors covenant and agree that they shall cause each Person that is or becomes a Subsidiary of the Company or any Guarantor (other than any Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture in order to become a Guarantor hereunder.

                  SECTION 4 Release of a Guarantor.

                  In the event of a sale or other disposition, by way of merger, consolidation, foreclosure or otherwise, of all or substantially all of the assets of any Guarantor or of all of the Capital Stock of such Guarantor, then such

Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (but not such Guarantor) (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall, without further action on the part of the Trustee, the Company, a Guarantor or any other Person, be unconditionally released and relieved of any obligations under the applicable Guarantee; provided that the Net Cash Proceeds from such sale or other disposition shall be applied in accordance with Section 4.14 hereof and the Trustee shall have received the Officers' Certificate referred to therein; and provided further, that the guarantee of such Guarantor with respect to the Credit Agreement and any renewals, extensions, replacements, refinancings, amendments and modifications thereof, if any, has been or is simultaneously released. In the event that the Board of Directors of the Company designates any of the Guarantors an Unrestricted Subsidiary, such Guarantor shall, subject to the limitations set forth in the definition of "Unrestricted Subsidiary" herein, and without further action on the part of the Trustee, the Company, such Guarantor or any other Person, be unconditionally released and relieved of any obligations under the Guarantee of such Guarantor. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company or the Guarantor accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.4. Any Guarantor not so released shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities as provided in this Article XI.

                  SECTION 5 Certain Bankruptcy Events.

                  Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether the Bankruptcy Law or otherwise.

                  SECTION 6 Ranking of Guarantee.

                  The obligations of each Guarantor under its Guarantee pursuant to this Article XI shall rank pari passu with the Senior Indebtedness of such Guarantor on the same basis as the Securities rank pari passu with Senior Indebtedness of the Company.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 1 TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  SECTION 2 Notices.

                  Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                  Ekco Group, Inc.
                  98 Spit Brook Road
                  Nashua, New Hampshire 03062
                  Attention:  Chief Financial Officer
                  Telecopy:  (603) 888-1427

                  (with a copy to the General Counsel)

                  if to the Trustee:

                  Fleet National Bank of Connecticut
                  777 Main Street
                  Hartford, Connecticut 06115
                  Attention: Michael Hopkins
                  Telecopy:  (860) 986-7920

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 3 Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 4 Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                           (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                           (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section.

                  SECTION 5 Statements Required in Certificate or Opinion.

                  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1) a statement that the Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                           (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                           (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 6 Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 7 Non-Business Days.

                  If a payment date is not a Business Day, any payment required to be paid to Holders may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  SECTION 8 Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURIS-

DICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

                  SECTION 9 No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10 No Recourse Against Others.

                  No direct or indirect partner, incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                  SECTION 11 Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12 Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  SECTION 13 Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 14 Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 15 Qualification of Indenture.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 16 Registration Rights.

                  Holders of the Securities shall be entitled to the registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                              EKCO GROUP, INC.,

[Seal]

                                              By: /S/ JOHN T. HARAN
                                                  ---------------------------
                                                  Name:  John T. Haran
                                                  Title: Vice President &
                                                          Treasurer

Attest:  /S/ JEFFREY A. WEINSTEIN
        -------------------------
         Secretary

                                              FLEET NATIONAL BANK
                                                OF CONNECTICUT,
                                                as Trustee

                                              By: /S/ MICHAEL M. HOPKINS
                                                  ---------------------------
                                                  Name:  Michael M. Hopkins
                                                  Title:  Vice President

GUARANTORS:

B. VIA INTERNATIONAL                      CLEANING SPECIALTY COMPANY
  HOUSEWARES, INC.


By:  /S/ JOHN T. HARAN                    By: /S/ JOHN T. HARAN
     -------------------------                -------------------------
     Name: John T. Haran                  Name: John T. Haran
     Title: Vice President                Title: Vice President
            & Treasurer                          & Treasurer


EKCO DISTRIBUTION                         EKCO HOUSEWARES, INC.
  OF ILLINOIS, INC.

By:  /S/ JOHN T. HARAN                    By: /S/ JOHN T. HARAN
     -------------------------                -------------------------
     Name: John T. Haran                  Name: John T. Haran
     Title: Vice President                Title: Vice President
            & Treasurer                          & Treasurer


EKCO MANUFACTURING OF                     FREM CORPORATION
  OF OHIO, INC.


By:  /S/ JOHN T. HARAN                    By: /S/ JOHN T. HARAN
     -------------------------                -------------------------
     Name: John T. Haran                  Name: John T. Haran
     Title: Vice President                Title: Vice President
            & Treasurer                          & Treasurer


KELLOGG BRUSH MANUFACTURING               WOODSTREAM CORPORATION
  CO.


By:  /S/ JOHN T. HARAN                    By: /S/ JOHN T. HARAN
     -------------------------                -------------------------
     Name: John T. Haran                  Name: John T. Haran
     Title: Vice President                Title: Vice President
            & Treasurer                          & Treasurer


WRIGHT-BERNET, INC.


By:  /S/ JOHN T. HARAN
     -------------------------
     Name:  John T. Haran
     Title: Vice President &
            Treasurer

                                                                       Exhibit A

                               [FORM OF SECURITY]

                                EKCO GROUP, INC.

                           9 1/4% SENIOR NOTE DUE 2006

                                                               CUSIP No. _______
No.                                                                  $ _________


                  Ekco Group, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of _____ Dollars, on April 1, 2006.

                  Interest Payment Dates: April 1 and October 1, commencing October 1, 1996.

                  Record Dates: March 15 and September 15.

                  Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated:  ___________ ___, 199_.

                                             EKCO GROUP, INC.,

[Seal]

                                             By:  ______________________________
                                             Name:
                                             Title:

Attest:  ____________________
         Name:
         Title:  Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Securities described in the within-mentioned Indenture.


                                        FLEET NATIONAL BANK OF CONNECTICUT,
                                        as Trustee

                                        By: ___________________________________
                                            Authorized Signatory



Dated:  ___________ ___, ____.

                                EKCO GROUP, INC.

                           9 1/4% Senior Note due 2006

                  Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT

------------------------

          (1) This paragraph should only be added if the Security is issued in global form.

                  OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.(2)






------------------------

          (2)     This paragraph should be included only for the Initial
                  Securities.

                               (Back of Security)



1.       Interest.

                  Ekco Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors of the Company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 9 1/4% per annum [and Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below].(3) To the extent it is lawful, the Company promises to pay interest on overdue installments of interest [and Liquidated Damages, if any] (without regard to applicable grace periods) at the rate of 9 1/4% per annum [, plus the rate of Liquidated Damages accruing on the Securities pursuant to the Registration Rights Agreement,] compounded semi-annually.

                  The Company will pay interest semi-annually on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from March 25, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest [and Liquidated Damages], if any, on the Initial Securities being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer, (ii) interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated and (iii) the Exchange Securities shall have no provisions for Liquidated Damages.

2.       Method of Payment.

                  The Company shall pay interest [and Liquidated Damages, if any] on the Securities (except defaulted interest [and Liquidated Damages, if any,]) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, if any, interest [and

------------------------

(3)      References to Liquidated Damages shall appear only in the Initial
         Securities.

Liquidated Damages], if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium, if any, interest, [and Liquidated Damages, if any,] and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within or without the Borough of Manhattan, the City and State of New York or, at the option of the Company, such payments may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, interest [and Liquidated Damages], if any, on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee.

3.       Paying Agent and Registrar.

                  Initially, Fleet National Bank of Connecticut (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co- Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of March 25, 1996 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein have the meanings set forth in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $125,000,000. The Securities are guaranteed on a senior basis by all of the Company's present and future Subsidiaries (other than Foreign Subsidiaries).

5.       Redemption.

                  The Securities may be redeemed in whole or from time to time in part at any time on and after April 1, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest [and Liquidated Damages], if any, to the Redemption Date. The Securities may not be so redeemed prior to April 1, 2001.

                    If redeemed during
                    the 12-month period
                    beginning                     Redemption Price
                    -------------------           ----------------

                    2001 .....................       104.6250%
                    2002 .....................       103.0834%
                    2003 .....................       101.5417%
                    2004 and thereafter ......       100.0000%

                  Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

                  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in integral multiples of $1,000 only.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under the Indenture, the Securities called for redemption will cease to bear interest or Liquidated Damages and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest [and Liquidated Damages], if any, to the Redemption Date.

7.       Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.       Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

                  If money for the payment of principal, premium, if any, interest [and Liquidated Damages], if any, remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

                  Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, interest [and Liquidated Damages], if any, on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described below, but excluding their obligation to pay the principal of, premium, if any, interest [and Liquidated Damages], if any, on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its and the Guarantors' obligations discharged with respect to outstanding Securities.

11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company, the Guarantors and their respective Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, engage in Sale and Leaseback Transactions, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.      Ranking.

                  Payment of principal of, premium, if any, interest [and Liquidated Damages], if any, on the Securities will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

14.      Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest [and Liquidated Damages], if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or to make an offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued and unpaid interest [and Liquidated Damages], if any, to the Asset Sale Payment Date.

15.      Notation of Guarantee.

                  As set forth more fully in the Indenture, the Persons, constituting Guarantors from time to time, in accordance with the provisions of the Indenture, fully and unconditionally, and jointly and severally, guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of, premium, if any, interest [and Liquidated Damages], if any, on the Security will be paid, whether at the Maturity Date or the appropriate Interest Payment Dates, as applicable, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture of this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration or otherwise. Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to
Article XI of the Indenture, is released from its Guarantees, or whose Guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

16.      Successors.

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of

Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, [or] interest [or Liquidated Damages], if any), if it determines in good faith that withholding notice is in their interest.

18.      Trustee or Agent Dealings with Company.

                  Subject to certain limitations, the Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee or such Agent.

19.      No Recourse Against Others.

                  No direct or indirect partner, incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

[23.     Additional Rights of Holders of Transfer Restricted Securities.

                  In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.](4)




------------------------

(4)      This paragraph should only be added to the Initial Securities.

                              [FORM OF] ASSIGNMENT

                  I or we assign this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

                  Please insert Social Security or other identifying number of assignee


-------------------------

and irrevocably appoint                           agent to transfer this
                        -------------------------
Security on the books of the Company. The agent may substitute another to act for him .


Dated:             Signed:
        ----------          ------------------------------
                            (Sign exactly as name appears on
                            the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, check the
appropriate box: / / Section 4.14   / /Article X
                 ---                ---

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased (in an amount which must be $1,000 or an integral multiple thereof): $
                                                        --------



Date:                   Signature:
       ----------------            ---------------------------------------------
                                   (Sign exactly as name appears
                                   on the other side of this
                                   Security)

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(5)

                  The following exchanges of a part of this Global Security for Definitive Securities have been made:

                          Amount of                Amount of               Principal Amount              Signature of
                          decrease in              increase in             of this Global                authorized officer
                          Principal Amount         Principal Amount        Security following            of Trustee or
Date of                   of this Global           of this Global          such decrease (or             Securities
Exchange                  Security                 Security                increase)                     Custodian
---------------------------------------------------------------------------------------------------------------------------







------------------------

(5) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES(6)

Re:      9 1/4% SENIOR NOTES DUE 2006 OF EKCO GROUP, INC.

         This Certificate relates to $____________ principal amount of Securities held in (check applicable space) _____ book-entry or ______ definitive form by __________________ (the "Transferor").

The Transferor (check applicable box):

         / /      has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         / /      has requested the Trustee by written order to exchange or
register the transfer of a Security or Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

         / /      Such Security is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

         / /      Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
Section 2.6(a)(ii)(B), Section 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture).

         / /      Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act

------------------------

(6)      The following should be included only for Initial Securities.

(in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

         / / Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                     -------------------------------------------
                                     [INSERT NAME OF TRANSFEROR]


                                     By:
                                        ----------------------------------------


Date:
     ------------------------